EXHIBIT 21

                 List  of  Subsidiaries  of  the  Registrant





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                          UBSIDIARIES OF THE REGISTRANT

NBT  BANCORP  INC.  has  the  following  subsidiaries,  which  are wholly owned:

NBT  Bank,  National  Association
52  South  Broad  Street
Norwich,  New  York  13815
Telephone:  (607)  337-2265
E.I.N.  15-0395735

NBT  Financial  Services,  Inc.
52  South  Broad  Street
Norwich,  New  York  13815
Telephone:  (607)  337-2265
E.I.N.  16-1576562

CNBF  Capital  Trust  1
24  Church  Street
Canajoharie,  New  York  13317
Telephone:  (518)  673-3243
E.I.N.  14-1249234


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